Exhibit 99.2

FOR IMMEDIATE RELEASE

                                  NEWS RELEASE

                      eieiHome.com Inc. appoints new C.E.O.


New York, NY - July 11, 2000 - Mr. Paul Hickey, Chairman of eieiHome.com Inc. (OTCBB:EIEI) today announced that the Board of Directors has accepted the resignation of Mr. Angelo MacDonald as Chief Executive Officer. Mr. MacDonald will continue to be a director of the company.

The Board has appointed Mr. John G. Simmonds as the new President and Chief Executive Officer of eieiHome.com Inc. Mr.Simmonds is also a director of the company and the C.E.O. of Simmonds Capital Limited, the company's largest stockholder.

Mr. Hickey stated " Mr. MacDonald tendered his resignation upon completion of the sale of the company's Canadian operating subsidiary. We appreciate his contribution over the past year. We are very pleased that Mr. Simmonds has agreed to become the new Chief Executive Officer. He is well qualified to help identify new opportunities for the company and to lead the building process."

eieiHome.com Inc. is a Delaware company whose shares are quoted on the OTC Bulletin Board under the symbol "EIEI".

                                  * * * * * * *

For further information contact:

            Paul Hickey, Chairman
            EieiHome.com Inc.
            212-956-5422


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